MASTER CUSTODY AGREEMENT

EXHIBIT A

(Effective as of October 1, 2019)

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin Pelagos Commodities Strategy Fund Franklin K2 Alternative Strategies Fund Franklin K2 Global Macro Opportunities Fund Franklin K2 Long Short Credit Fund

Franklin California Tax-Free Income Fund	Delaware Statutory Trust

Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Intermediate-Term Tax-Free Income Fund Franklin California Ultra-Short Tax-Free Income Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Focused Growth Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax-Free Income Fund	Delaware Statutory Trust

Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series Franklin Middle Tier Floating Rate Fund Franklin Lower Tier Floating Rate Fund
Franklin ETF Trust	Delaware Statutory Trust	Franklin Liberty Short Duration U.S. Government

Franklin Global Trust	Delaware Statutory Trust	Franklin International Growth Fund Franklin International Small Cap Fund Franklin Emerging Market Debt Opportunities Fund Franklin Global Listed Infrastructure Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Adjustable U.S. Government Securities Fund

Franklin Managed Income Fund

Franklin Convertible Securities Fund

Franklin Equity Income Fund

Franklin Floating Rate Daily Access Fund

Franklin Low Duration Total Return Fund

Franklin Real Return Fund

Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin U.S. Government Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Bond Fund Franklin Tennessee Municipal Bond Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Mutual Series Funds	Delaware Statutory Trust

Franklin Mutual Beacon Fund

Franklin Mutual European Fund

Franklin Mutual Financial Services Fund

Franklin Mutual Global Discovery Fund

Franklin Mutual International Fund

Franklin Mutual Quest Fund

Franklin Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust

Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Intermediate-Term Tax-Free Income Fund

Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund

Franklin Flexible Alpha Bond Fund

Franklin Select U.S. Equity Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund

Franklin Small Cap Growth Fund

Franklin Small-Mid Cap Growth Fund

Franklin Strategic Income Fund

Franklin Templeton SMACS: Series I

Franklin Templeton SMACS: Series CH

Franklin Templeton SMACS: Series H

Franklin Templeton SMACS: Series E

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Free Trust	Delaware Statutory Trust

Franklin Alabama Tax-Free Income Fund

Franklin Arizona Tax-Free Income Fund

Franklin Colorado Tax-Free Income Fund

Franklin Connecticut Tax-Free Income Fund

Franklin Federal Intermediate-Term Tax-Free

 Income Fund

Franklin Federal Limited-Term Tax-Free Income Fund

Franklin Florida Tax-Free Income Fund

Franklin Georgia Tax-Free Income Fund

Franklin High Yield Tax-Free Income Fund

Franklin Kentucky Tax-Free Income Fund

Franklin Louisiana Tax-Free Income Fund

Franklin Maryland Tax-Free Income Fund

Franklin Massachusetts Tax-Free Income Fund

Franklin Michigan Tax-Free Income Fund

Franklin Minnesota Tax-Free Income Fund

Franklin Missouri Tax-Free Income Fund

Franklin Municipal Green Bond Fund

Franklin New Jersey Tax-Free Income Fund

Franklin North Carolina Tax-Free Income Fund

Franklin Ohio Tax-Free Income Fund

Franklin Oregon Tax-Free Income Fund

Franklin Pennsylvania Tax-Free Income Fund

Franklin Virginia Tax-Free Income Fund

Franklin Fund Allocator Series	Delaware Statutory Trust

Franklin Conservative Allocation Fund

Franklin Corefolio Allocation Fund

Franklin Founding Funds Allocation Fund

Franklin Growth Allocation Fund

Franklin Moderate Allocation Fund

Franklin Lifesmart Retirement Income Fund

Franklin Lifesmart 2020 Retirement Target Fund

Franklin Lifesmart 2025 Retirement Target Fund

Franklin Lifesmart 2030 Retirement Target Fund

Franklin Lifesmart 2035 Retirement Target Fund

Franklin Lifesmart 2040 Retirement Target Fund

Franklin Lifesmart 2045 Retirement Target Fund

Franklin Lifesmart 2050 Retirement Target Fund

Franklin Lifesmart 2055 Retirement Target Fund

Franklin Payout 2019 Fund

Franklin Payout 2020 Fund

Franklin Payout 2021 Fund

Franklin Payout 2022 Fund

Franklin NextStep Conservative Fund

Franklin NextStep Moderate Fund

Franklin NextStep Growth Fund

Franklin U.S. Core Equity Fund

Franklin Emerging Markets Core Equity Fund

Franklin International Core Equity Fund

Franklin Templeton International Trust	Delaware Statutory Trust	Franklin India Growth Fund

Franklin Templeton Money Fund Trust	Delaware Statutory Trust	Franklin Templeton U.S. Government Money Fund
Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth VIP Fund

Franklin Global Real Estate VIP Fund

Franklin Growth and Income VIP Fund

Franklin Income VIP Fund

Franklin Large Cap Growth VIP Fund

Franklin VolSmart Allocation VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Small-Mid Cap Growth VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Strategic Income VIP Fund

Franklin Allocation VIP Fund

Franklin U.S. Government Securities VIP Fund

Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund Templeton Global Bond VIP Fund

Franklin Value Investors Trust	Delaware Statutory Trust	Franklin Mutual U.S. Value Fund Franklin MicroCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The U.S. Government Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Dynamic Equity Fund Templeton Global Balance Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
CLOSED END FUNDS:
Franklin Limited Duration Income Trust	Delaware Statutory Trust
Franklin Universal Trust	Massachusetts Business Trust